Exhibit 3.29(b)

FIRST AMENDMENT
OF
LIMITED LIABILITY COMPANY AGREEMENT
OF
 LGI HOMES — LUCKEY RANCH PARTNERS, LLC

This First Amendment (this “Amendment”) of Limited Liability Company Agreement of LGI HOMES — LUCKEY RANCH PARTNERS, LLC, a Delaware limited liability company (the “Company”), is adopted this 25th day of April, 2014 by LGI JV HOLDINGS IV, LLC, a Delaware limited liability company formerly known as LGI-GTIS HOLDINGS IV, LLC (the “Sole Member”), being the sole member of the Company.

R E C I T A L S:

A.          A certificate of formation was filed with the Secretary of State of the State of Delaware on November 20, 2012, creating the Company pursuant to that certain Limited Liability Company Agreement of the Company, dated as of November 20, 2012 (the “LLC Agreement”).

B.          The Sole Member desires to amend the LLC Agreement to take into account the new name of the Sole Member.

A G R E E M E N T:

NOW, THEREFORE, the Sole Member hereby amends the LLC Agreement as follows:

1.          Every reference to LGI-GTIS HOLDINGS IV, LLC in the LLC Agreement shall be changed to refer to LGI JV HOLDINGS IV, LLC.

2.          The Sole Member, being all of the Members of the Company, has executed this Amendment for the purpose of acknowledging its consent to all of its terms and provisions. The Sole Member acknowledges that it and any future Member of the Company is bound by the terms of this Amendment and the LLC Agreement, which LLC Agreement remains in full force and effect and unchanged, other than as specifically stated in this Amendment.

3.          All terms which are defined in the LLC Agreement shall, when used herein, have the same meanings as those set forth in the LLC Agreement, unless otherwise indicated herein.

[Signature page follows]

First Amendment to Limited Liability Company Agreement of LUCKEY RANCH PARTNERS, LLC

IN WITNESS WHEREOF, this Amendment has been executed as of April 25, 2014.

LGI JV HOLDINGS IV, LLC, a Delaware limited liability company

By:	LGI HOMES GROUP, LLC, a Texas
limited liability company, Its ManagingMember

	By:	/s/ Eric T. Lipar
Eric T. Lipar, Manager

First Amendment to Limited Liability Company Agreement of LUCKEY RANCH PARTNERS, LLC